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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SYLVAN LEARNING SYSTEMS, INC.
($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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
                                                                              QUARTERS ENDED            NINE MONTHS ENDED
                                                                               SEPTEMBER 30,               SEPTEMBER 30,
                                                                        --------------------------    -----------------------
                                                                             1996         1997           1996        1997
                                                                        --------------------------    -----------------------
PRIMARY:

  AVERAGE SHARES OUTSTANDING                                               22,768,240   27,702,811    27,715,552   26,164,157

DILUTIVE  EFFECT OF STOCK OPTIONS - Based on the treasury
     stock method using the average  market price.                          2,249,726    1,343,173     2,226,044    1,172,682

COMMON STOCK CONTINGENTLY ISSUABLE                                             97,185      165,364        97,185      165,364
                                                                          -----------  -----------   -----------  -----------

TOTAL                                                                      25,115,151   29,211,348    25,038,781   27,502,203
                                                                          ===========  ===========   ===========  ===========

NET INCOME                                                                $     4,342  $     7,527   $     9,153  $    17,669
CONTINGENT GOODWILL AMORTIZATION FOR ACQUISITIONS                                  77          237           230          710
                                                                          -----------  -----------   -----------  -----------
SUPPLEMENTAL  NET INCOME                                                  $     4,265  $     7,290   $     8,923  $    16,959
                                                                          ===========  ===========   ===========  ===========
PER SHARE AMOUNTS                                                         $      0.17  $      0.25   $      0.36  $      0.62
                                                                          ===========  ===========   ===========  ===========

FULLY DILUTED:

  AVERAGE SHARES OUTSTANDING                                               22,768,240   27,702,812    22,715,554   26,164,157

DILUTIVE  EFFECT OF STOCK OPTIONS - Based on the treasury
     stock method using the average market price.                           2,378,976    1,492,108     2,362,088    1,451,366


COMMON STOCK CONTINGENTLY ISSUABLE                                             97,185      165,364        97,185      165,364
                                                                          -----------  -----------   -----------  -----------
TOTAL                                                                      25,244,401   29,360,284    25,174,827   27,780,887
                                                                          ===========  ===========   ===========  ===========


NET INCOME                                                                $     4,342  $     7,527   $     9,153  $    17,669
CONTINGENT GOODWILL AMORTIZATION FOR ACQUISITIONS                                  77          237           230          710
                                                                          -----------  -----------   -----------  -----------
SUPPLEMENTAL  NET INCOME                                                  $     4,265  $     7,290   $     8,923  $    16,959
                                                                          ===========  ===========   ===========  ===========

PER SHARE AMOUNTS                                                         $      0.17  $      0.25   $      0.35  $      0.61
                                                                          ===========  ===========   ===========  ===========

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